REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Medical Resources, LLC
We have audited the accompanying balance sheets of Medical Resources, LLC as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ (deficiency) and cash flows for each of the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Resources, LLC as of December 31, 2007 and 2006, and results of its operations and its cash flows for each of the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred significant losses from operations and has working capital and stockholder deficiencies. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
June 30, 2008

MEDICAL RESOURCES, LLC
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 341,530	$ 425,306
Accounts receivable, net	1,655,542	129,668
Accounts receivable, other	90,113	11,642
Prepaid expenses	283,508	587,134
Other assets	51,200	10,922
Due from related party	176	1,740,021
Total current assets	2,422,069	2,904,693

Property and equipment, net	1,136,652	615,124

Other assets:
Deposits	192,482	192,482

	$ 3,751,203	$ 3,712,299

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$ 1,429,944	$ 813,103
Line of credit	502,901	-
Due to related entities	6,236,010	99,315
Due to members	3,393,000	1,800,000
Total current liabilities	11,561,855	2,712,418

Commitments and contingencies

MEMBERS' EQUITY (DEFICIT)
Members' capital units	100	100
Additional paid in capital	101,000	101,000
Accumulated (deficit) retained earnings	(7,911,752)	898,781
Total members' equity (deficit)	(7,810,652)	999,881

	$ 3,751,203	$ 3,712,299

See the notes to the financial statements.

MEDICAL RESOURCES LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

REVENUE
Affiliates	$ 70,032,146	$ 142,110,610
Other	17,594,394	755,566
	87,626,540	142,866,176

OPERATING EXPENSES:
Institutional and professional claims	57,375,347	70,173,633
Drugs and medical supplies	10,906,301	27,209,394
Capitated providers	1,996,525	3,081,569
Other medical expenses	908,367	1,122,177
Total operating expenses:	71,186,540	101,586,773

Gross profit	16,440,000	41,279,403

SELLING, GENERAL AND ADMINISTRATIVE:
Depreciation and amortization	155,128	107,383
Selling, general and administrative expenses	21,622,547	23,999,597
Total selling, general and administrative expenses	21,777,675	24,106,980

Net income (loss) from operations	(5,337,675)	17,172,423

Other income (expenses):
Miscellaneous income	654,965	128,652
Interest expense, net	(127,823)	(90,687)

Income (loss) before distributions	(4,810,533)	17,210,388

Distributions	(4,000,000)	(11,550,000)

NET INCOME (LOSS) AVAILABLE TO MEMBERS	$ (8,810,533)	$ 5,660,388

See the notes to the financial statements.

MEDICAL RESOURCES, LLC
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2007 AND 2006

				Retained
				Earnings
	Common	Stock	Additional	Accumulated
	Stock	Amount	Paid in Capital	(Deficit)	Total
Balance, January 1, 2006	100	$ 100	$ 101,000	$ (4,761,607)	$ (4,660,507)

Net income	-	-	-	5,660,388	5,660,388

Balance, December 31, 2006	100	100	101,000	898,781	999,881

Net (loss)	-	-	-	(8,810,533)	(8,810,533)

Balance, December 31, 2007	100	$ 100	$ 101,000	$ (7,911,752)	$ (7,810,652)

See the notes to the financial statements.

MEDICAL RESOURCES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (8,810,533)	$ 5,660,388
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	155,128	107,383
Gain on sale of investments	-	(112,595)
(Increase) decrease in:
Accounts receivable	(1,525,874)	(129,668)
Accounts receivable, other	(78,471)	(8,531)
Prepaid expenses	303,626	(255,661)
Other assets	(40,278)	(7,442)
Increase (decrease) in:
Accounts payable - related party	6,774,827	(3,394,935)
Accounts payable and accrued liabilities	619,742	(168,832)
Net cash provided by (used in) operating activities:	(2,601,833)	1,690,107

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(240,933)	(80,996)
Payments of deposits	-	(37,646)
Sale of investments	-	669,173
Net cash provided by (used in) investing activities:	(240,933)	550,531

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) advances - members	1,593,000	(1,900,000)
Proceeds from advances from related company	665,990	-
Proceeds from line of credit	500,000	-
Net cash provided by (used in) financing activities:	2,758,990	(1,900,000)

Net increase (decrease) in cash and cash equivalents	(83,776)	340,638
Cash and cash equivalents, beginning of the year	425,306	84,668

Cash and cash equivalents, end of the year	$ 341,530	$ 425,306

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during period for interest	$ 20,823	$ 687
Cash paid during period for taxes	$ -	$ -

Non cash investing and financing activities:
Acquisition of property and equipment from affiliate	$ 435,723	$ -

See the notes to the financial statements.

MEDICAL RESOURCES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Business and Basis of Presentation

Medical Resources LLC, (the “Company”); a limited liability company, was formed on September 23, 2002 as AHC of Broward LLC. On September 18, 2003, the name was changed to Medical Resources LLC. The Company was formed in the state of Florida to provide health care services to contracted HMO insurance providers’ members.  The Company is responsible for all provider care services including prescription drugs and reinsurance costs of the contracted HMO’s members.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries; Doctor Resources, Inc. and Family Futures, LLC.  All significant inter-company transactions and balances have been eliminated in consolidation.

Liquidity and going concern

The consolidated financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred a loss of $8,810,533 for the year ended December 31, 2007 and has working capital and accumulated deficits of $9,139,786 and $7,810,652 at December 31, 2007. In addition, the Company’s significant customer, an affiliated entity ceased operations in September 2007 (see Note 7).

The Company’s ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing equity and debt financing for its operations and is seeking to expand its operations. Failure to secure such financing may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Revenue Recognition

For revenue from services, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101").  SAB 101 requires  that four basic  criteria must be met before  revenue can be  recognized:  (1)  persuasive  evidence of an arrangement exists;  (2)  delivery  has  occurred;  (3)  the  selling  price  is  fixed  and determinable;  and (4)  collectibility is reasonably  assured.  Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the services delivered and the collectibility of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The principal source of revenue is the monthly payment received from Center for Medicare Services (CMS) by America’s Health Choice Medical Plans, Inc. (AHC) an affiliated entity; of which, the Company receives a percentage of the net premium each month, including retroactive adjustments.  The Company typically receives payment for their percentage of the net premium owed after deducting claims and other amounts paid by AHC (which amounts comprise a significant percentage of the revenue).

Revenue of the Company consists primarily of fees for medical services provided under capitated contracts with various managed care providers including health maintenance organizations (HMOs) or under fee-for-service arrangements. Capitation revenue under HMO contracts is prepaid monthly based on the number of enrollees electing any one of the Company’s facilities as their health care provider. HMO contracts also include provisions to share in the risk for hospitalization. The Company is contractually obligated for downside risk, any shared risk deficits are not payable until and unless the Company generates future risk sharing surpluses, or if the HMO withholds a portion of the capitation revenue to fund any risk share deficits. At the termination of the HMO contract, any accumulated risk share deficit is extinguished. Estimated shared-risk amounts receivable from the HMOs are recorded based upon the HMO’s estimated hospital utilization and estimated associated costs incurred by assigned HMO enrollees, compared to budgeted costs. HMO’s estimates are based on prior year experience, current year utilization, medical cost trends, interim settlement reports from HMOs and other information and are inherently subject to uncertainties. Risk pools for the prior contract years are generally final settled within eighteen months of the initial establishment. Differences between actual contract settlements and estimated receivables relating to HMO risk-sharing arrangements are recorded in the year of final settlement.

Capitation revenue under HMO contracts (net of capitation withheld to fund risk share deficits) is recognized in the month in which the Company is obligated to provide services. Minor ongoing adjustments to prior months’ capitation, primarily arising from contracted HMOs’ finalizing of monthly patient eligibility data for additions or subtractions of enrollees, are recognized in the month they are communicated to the Company.

Fee-for-service revenues are recognized when the services have been performed.  Fee for service revenues are recorded net of allowances to reduce billed amounts to estimated contractually entitled amounts. All receivables are recorded net of an allowance for bad debts. Uncollectible amounts are written off when collection efforts have ceased, or amounts have been turned over to an outside collection agency.

Accounts Receivable

The Company extends credit based upon its credit policy.  Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is the Company’s best estimate for the amount of probable credit losses in the Company’s existing accounts receivable.  The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.  Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2007 and 2006, the allowance for doubtful account balance was $-0-.

Segment Information

The  Company  adopted  Statement  of  Financial  Accounting  Standards  No. 131, Disclosures  about  Segments of an  Enterprise  and Related  Information  ("SFAS 131"). SFAS establishes  standards for reporting information regarding operating segments in annual financial  statements and requires  selected  information for those  segments  to  be  presented  in  interim   financial  reports  issued  to stockholders.  SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial  information is available for evaluation by the chief  operating  decision maker, or decision making  group,  in  making  decisions  how  to  allocate  resources  and  assess performance.  The Company operates as one segment and therefore the information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the  accompanying  financial  statements,  all highly  liquid investments  with a maturity of three months or less are  considered  to be cash equivalents.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents.

The Company has deposits at a financial institution in the amounts of $299,999 and $341,398 at December 31, 2007 and 2006.

Property and Equipment

Property and equipment are stated at cost.  When retired or otherwise disposed, the related  carrying value and  accumulated  depreciation  are removed from the respective  accounts  and the net  difference  less  any  amount  realized  from disposition,  is  reflected  in  earnings.  For financial statement purposes, property  and  equipment  are  recorded  at  cost  and  depreciated   using  the straight-line method over their estimated useful lives as follows:

Furniture and fixtures                                                                5 years
Equipment                                                      7 years
Computer equipment                                           5 years
Medical equipment                                                      7 years

Office equipment                                7 years
Software                                                      3 years
Leaseholds                                                      7 years
Vehicles                                                                5 years

Long-Lived Assets

The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed.  To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment.  If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value. Management determined there was no impairment at December 31, 2007 and 2006.

Financial Instruments

The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and notes payable approximate fair value because of the short maturities of those instruments.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts.

Income taxes

The Company is a limited liability company, where members are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability was recorded for the period from January 1, 2006 through December 31, 2007.

Earning (loss) per share

The Company applies SFAS No. 128, “Earnings Per Share”. Basic earning (loss) per share (“EPS”) is computed using the weighted average number of common shares outstanding during the period.  Diluted EPS is computed using the weighted average number of common and dilutive potential common shares outstanding during the period.  Dilutive potential common shares are not considered in the computation if their effect is anti-dilutive.

Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R),"Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51" ("SFAS No. 160"), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets.  SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

In June 2007, the Accounting Standards Executive Committee issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”).  SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”).

SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007, however, on February 6, 2008, FASB issued a final Staff Position indefinitely deferring the effective date and prohibiting early adoption of SOP 07-1 while addressing implementation issues.

In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities”  (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability.  EITF 07-3 will be effective for fiscal years beginning after December 15, 2007.  The Company does not expect that the adoption of EITF 07-3 will have a material impact on its financial position, results of operations or cash flows.

In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date. The Company has not yet evaluated the potential impact of adopting EITF 07-1 on our consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses consist of the following at December 31,

    2007                                     2006
Legal retainers                                                                           $ 210,000                      $         -
Rent                                                                             -                                   385,297
Insurance                                                                    73,508                         201,837
$ 283,508                      $ 587,134

NOTE 3 – DEPOSITS

Deposits aggregating $192,482 at December 31, 2007 and 2006, consist of funds held by leasers of the various medical operating facilities.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 and 2006, are as follows:

	2007	2006
Furniture and fixtures	$ 6,194	$ -
Office equipment	114,002	72,881
Equipment	15,152	15,152
Computer equipment	2,657	2,657
Software	118,713	-
Medical equipment	718,601	444,355
Vehicles	56,653	2,500
Leasehold improvements	456,109	273,880
	1,488,081	811,425
Less: Accumulated depreciation	351,429	196,301

Net property and equipment	$1,136,652	$615,124

During 2007 the Company acquired an aggregate of $435,723 of property and equipment from an affiliate (see Note  7).

The total depreciation expense for the year ended December 31, 2007 and 2006, amounted to $155,128 and $107,383.

NOTE 5 – LINE OF CREDIT

 The Company maintains a credit line of $500,000 with a financial institution which bears interest at a variable rate (approximately 6.2% at December 31, 2007) and is due on demand. This line is secured by a related party.  As of December 31, 2007; there was $502,901 outstanding including interest.

NOTE 6 – LETTER OF CREDIT

As of December 31, 2007, the Company has a letter of credit in the amount of $5,000,000 with a financial institution on behalf of AHC which secures any contingent health care payments which may be due (see Note 7). This letter of credit is secured by a shareholder.

NOTE 7 – RELATED PARTY TRANSACTIONS

America’s Health Choice

Until September 30, 2007, the Company was an affiliated through common ownership with America’s Health Choice Medical Plans, Inc. (“AHC”).  AHC provided comprehensive health care services on a prepaid basis and for the purpose of establishing and operating heath maintenance and health care delivery systems for Medicare Part A, B and D approved members and certain other members. Up to July 2007, the Company and its subsidiaries primarily provided health care services for AHC. During July 2007 AHC’s contract with its significant customer which comprised approximately 97% of its revenue was terminated. In February 2008 a Consent Order was issued by the Office of Insurance Regulation to place AHC in administrative Supervision to protect its assets. Under the consent order AHC is required to submit a plan of liquidation.

The Company was responsible for providing health care services for AHC in exchange for a percentage of the revenue received by AHC. Fees paid by AHC to the Company aggregated $70,032,146 and $142,110,610 during 2007 and 2006 which represented 72% and 99% of the Company’s revenue.

In providing these health care services the Company was responsible for paying all provider services, prescription drugs and reinsurance costs. AHC paid these costs on behalf of the Company which aggregated $58,898,032 and $102,181,031 during 2007 and 2006. These payments were deducted from the remittances made by AHC to the Company. At December 31, 2007, the Company owed AHC $5,570,020 and at December 31, 2006, AHC owed the Company $1,740,021.

During 2007 the Company purchased property and equipment from AHC which had a net book value of $435,723 from AHC. The net book value approximated the fair market value of the assets.

The Company contingently assumes all health claim liabilities related to the health care services they provide AHC. Medical Resources secured the payment of their claims, estimated to be $379,894 and $8,604,887, respectively, as of December 31, 2007 and 2006, by issuing an irrevocable standby letter of credit to the Company in the amount of $5,000,000.

Primacare

During 2007 Primacare, an affiliated entity advanced an aggregate of $665,990 for working capital to the Company see Note 8).

On September 6, 2007, PrimaCare Corporation (“PrimaCare”), a subsidiary of Inform Worldwide Holdings, Inc. (“IWWI”) entered into an LLC Membership Interest Purchase Agreement (the “Purchase Agreement”) with the Company and the members of the Company, pursuant to which PrimaCare will acquire all of the membership interests in the Company.

The purchase price for the membership interests of the Company will be an amount (the “Purchase Price”) equal to 5 times Medical Resources’ EBITDA, calculated based upon an audit of the Company’s financial statements for the twenty four (24) month period from January 1, 2008 through December 31, 2009. The Purchase Price will not be less than $15 million, nor more than $30 million, and payable in shares of common stock of IWWI (“IWWI Shares”), the value of which will be determined based on a 90-day weighted average trading price of the IWWI Shares. At closing, PrimaCare will deposit 28 million IWWI Shares with an escrow agent, pending final determination of the Purchase Price.

The closing, contemplated to occur on or prior to January 5, 2008, is subject to customary conditions, including but not limited to satisfactory completion of due diligence and an audit of the financial statements of the Company. The members of the Company are related to IWWI’s Chief Executive Officer.

Pursuant to the Purchase Agreement, subject to limitation, the members of the Company agreed to allow PrimaCare to exercise full control and authority over the management and operations of the Company from the date of the Purchase Agreement.

Due to Members

Loans payable, related party is comprised of the following:

	2007	2006
Loans payable, unsecured, due on demand, with interest accrued at 5%	$1,593,000	$ -
Promissory notes payable, unsecured with interest at 5% per annum, due on demand	1,800,000	1,800,000
Total	$ 3,393,000	$ 1,800,000

In conjunction with the purchase of certain assets from a member in 2003 the Company became indebted to this member in the amount of $2,200,000. During 2006 an aggregate of $400,000 was repaid. This debt bears interest at 5% per annum.

During 2007 members advanced an aggregate of $1,593,000 to the Company for working capital. These loans are due on demand and bear interest at 5% per annum.

During 2006 the Company repaid $1,500,000 of advances made by shareholders.

During 2007 and 2006 and aggregate of $107,000 and $90,000 of interest has been accrued on the member advances.

Member distributions

During 2007 and 2006 the Company made distributions to its members in the amounts of $4,000,000 and $11,550,000.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has entered into contracts for certain employment services providing for monthly payments with physicians.  In addition, the Company has also entered into several operating lease for its facilities. The total minimum annual payments for the next five years are as follows:

	Total	2008	2009	2010	2011	2012

Operating leases	$5,874,841	$2,250,876	$1,720,636	$1,026,492	$673,249	$203,588
Commitments related to consulting agreements	6,531,782	3,926,407	2,376,042	384,333	-	-
	$12,406,623	$6,177,283	$4,096,678	$1,410,825	$673,249	$203,588

Rent for 2007 and 2006 was approximately $2,743,821 and $2,340,755 (including rent paid to affiliates of approximately $125,000 in 2007 and 2006.

Included in the above commitments are leases with affiliates with future commitments as follows: 2008 $159,000 and 2009 $33,000

The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. Occasional adverse decisions or settlements may occur, that could have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Third Party Rate Adjustments and Revenue

Revenue under third-party payer agreements is subject to audit and retroactive adjustment.  Provisions for estimated third-party payer settlements are provided in the period that the related revenue is recognized. Differences between the estimated amount accrued and interim and final settlements are reported in operations in the year of settlement.

NOTE 9 – SUBSEQUENT EVENTS

On January 11, 2008, PrimaCare Corporation (“PrimaCare”), a subsidiary of Inform Worldwide Holdings, Inc. (“IWWI”), entered into an amendment (the “Amendment”) to the LLC Membership Interest Purchase Agreement (the “Purchase Agreement”) with the Company, and the members of the Company (the “Members”), pursuant to which PrimaCare will acquire all of the membership interests in the Company (the “Acquisition”).  The Amendment extends the term of the escrow of the IWWI shares that comprise the purchase price to March 31, 2012 (the “Escrow Termination Date”), provides that liabilities incurred and not satisfied by the Company prior to closing shall reduce the purchase price and clarifies that indemnification claims shall not exceed the purchase price. On January 11, 2008, PrimaCare completed the Acquisition.

In July 2008, the Company sold their medical facilities in Broward and Palm Beach Counties, Florida for an assumption of debt of $750,000.  The nine facilities sold represented approximately 24% of 2007 revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 INFORM WORLDWIDE HOLDINGS, INC.

        By:   /s/ Ashvin Mascarenhas
---------------------------------------
Name:  Ashvin Mascarenhas
                       Title:  CEO

Date:           August 8, 2008